UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia	22980
(Address of Principal Executive Offices)	(Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2007, NTELOS Inc., the wholly-owned subsidiary of NTELOS Holdings Corp. (the “Company”), entered into an Amendment No. 1 (the “Amendment”) to its Amended and Restated Credit Agreement (the “Credit Agreement”). The Amendment established an initial restricted payment basket of $30.0 million which can be used to make restricted payments, as defined under the Credit Agreement, including the ability to pay dividends, repurchase stock or advance funds to the Company. This restricted payment basket will be increased by $6.5 million per quarter commencing with the quarter ending March 31, 2007 and will be decreased by any actual restricted payments during the quarter. In addition, on an annual basis, the restricted payment basket will be increased by the amount, if any, that 50% (or, if the leverage ratio, as defined, as of the most recently ended calendar year, was less than 3.25:1:00, 75%) of the excess cash flow, as defined, for the most recently ended calendar year, exceeds $26.0 million. Under the Amendment, mandatory debt repayment of 50% of the excess cash flow, as defined, for the most recently ended calendar year (beginning with the year December 31, 2007) must be made by March 31 of the following year, if the leverage ratio is above 3.25:1.00. The Amendment also provides for: (i) clarification of the definition of “excess cash flow” to allow NTELOS Inc. to add back the amount of deferred income tax expense that was deducted in arriving at “net income,” beginning in 2007 and (ii) a change in the requirement to provide audited consolidated financial statements by substituting financial statements of the Company for those of NTELOS Inc. NTELOS Inc. recognized an amendment fee and costs of approximately $1.0 million in connection with this amendment which will be amortized to interest expense over the remaining life of the Credit Agreement.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 12, 2007, the Company issued a press release announcing entry into the Amendment. A copy of the press release is attached here to as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of March 9, 2007

99.1	Press release dated March 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 12, 2007

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of March 9, 2007

99.1	Press release dated March 12, 2007